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                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                 JUST TOYS, INC.

                (Formed under the laws of the State of Delaware)

                                    ARTICLE I

                                  STOCKHOLDERS

        SECTION 1. ANNUAL MEETING. A meeting of the stockholders shall be held annually for the election of Directors and the transaction of other business on such date in each year as may be determined by the Board of Directors.

        SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Board of Directors or by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the proposed meeting.

        SECTION 3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors. If no place is so fixed, such meetings shall be held at the office of the Corporation in the State of Delaware.

        SECTION 4. NOTICE OF MEETINGS. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting and, in the case of a special


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meeting,  the purpose or purposes  for which the meeting is called.  Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling or requesting the meeting.

        If, at any meeting, action is proposed to be taken which would, if taken, entitle objecting stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect.

        A copy of the notice of each meeting shall be given, personally or by first class mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders. In the event of a change of address, he shall file with the Secretary of the Corporation a written request that his address be changed in the records of the Corporation, in which event notices to him shall be directed to him at such other address.

        When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, or if meeting is adjourned for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under the preceding paragraphs of this
Section 4.

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        SECTION 5.  WAIVER OF NOTICE.  Notice of a meeting  need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

        SECTION 6. INSPECTORS OF ELECTION. The Board of Directors, in advance of any stockholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders' meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors to act at the meeting. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

        The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and ballots, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, certify their determination of the number of shares represented at the meeting and their count of all votes, ballots and consents, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall

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make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

        SECTION 7. LIST OF STOCKHOLDERS AT MEETINGS. A list of stockholders as of the record date, certified by the Secretary or Assistant Secretary or by a transfer agent, shall be prepared at least 10 days prior to each meeting. Such list shall be open to the examination of any stockholder for purposes germane to the meeting and may be inspected by any stockholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

        SECTION 8. QUALIFICATION OF VOTERS. Unless otherwise provided in the certificate of incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for every share standing in his name on the record of stockholders.

        Treasury shares as of the record date and shares held as of the record date by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held as of the record date by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

        Shares held by an administrator, executor, guardian, conservator, committee, trustee or other fiduciary, may be voted by him, either in person or by proxy, without transfer of such shares into his name.

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        Shares   outstanding  in  the  name  of  another   domestic  or  foreign
corporation of any type or kind may be voted by such officer, agency or proxy as the By-laws of such corporation may provide, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

        A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value except as permitted by law.

        SECTION 9. QUORUM OF STOCKHOLDERS. Unless otherwise provided in the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

        When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

        The stockholders who are present in person or by proxy and who are entitled to vote may, by a majority of votes cast, adjourn the meeting despite the absence of a quorum.

        SECTION 10. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

        Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in

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the proxy.  Every proxy shall be revocable  at the  pleasure of the  stockholder executing it, except as otherwise provided by law.

        Except as otherwise required by applicable law, the authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or any Assistant Secretary.

        SECTION 11. VOTE OR CONSENT OF STOCKHOLDERS. Directors shall, except as otherwise required by law, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

        Whenever any corporate action, other than the election of Directors, is to be taken by vote of stockholders, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

        Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice, and without a vote, on written consent, setting forth the action so taken, signed by the holders of outstanding stock having not less than the minimum numbers of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written consent thus given by such holders so entitled to vote shall have the same effect as a vote of stockholders at a meeting duly called and held. Prompt notice of the taking of such action without a meeting by less than the unanimous consent of all stockholders shall be given to those stockholders who did not consent in writing.

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        SECTION 12.  FIXING  RECORD  DATE.  For the purpose of  determining  the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

        When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjournment meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

        SECTION 1. POWER OF BOARD AND QUALIFICATION OF DIRECTORS. The business of the Corporation shall be managed by the Board of Directors. Each director shall be at least 18 years of age.

        SECTION 2. NUMBER OF DIRECTORS. The number of Directors constituting the entire Board of Directors shall be the number, not less than one nor more than 15, fixed from time to time by a majority of the total number of Directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies, provided, however, that no decrease shall

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shorten  the  term  of an  incumbent  director.  Until  otherwise  fixed  by the
Directors, the number of Directors constituting the entire Board shall be seven.

        SECTION 3. ELECTION AND TERM OF DIRECTORS. At each annual meeting of stockholders, Directors shall be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualify or until their respective deaths, resignations or removals in the manner hereinafter provided.

        SECTION 4. QUORUM OF DIRECTORS AND ACTION BY THE BOARD. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except where otherwise provided by these By-laws, the vote of a majority of the Directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

        SECTION 5. MEETINGS OF THE BOARD. An annual meeting of the Board of Directors shall be held in each year directly after the annual meeting of stockholders. Regular meetings of the Board shall be held at such times as may be fixed by the Board. Special meetings of the Board may be held at any time upon the call of the Chairman of the Board, the Chief Executive Officer, the President or any two Directors. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

        Any and all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar

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communication  equipment  allowing all persons  participating  in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

        Meetings of the Board of Directors shall be held at such places as may be fixed by the Board for annual and regular meetings and in the notice of meeting for special meetings. If no place is so fixed, meetings of the Board shall be held at the office of the Corporation.

        No notice need be given of annual or regular meetings of the Board of Directors. Notice of each special meeting of the Board shall be given to each director either by mail not later than noon, Eastern time, on the third day prior to the meeting or by telegram, telephone facsimile, written message or orally to the director not later than noon, Eastern time, on the day prior to the meeting. Notices are deemed to have been given: by mail, when deposited in the United States mail; by telegram or telecopier at the time of sending; and by messenger at the time of delivery. Notices by mail, telegram or messenger shall be sent to each director at the address designated by him for the purpose, or, if none has been so designated, at his last known residence or business address.

        Notice of a meeting of the Board of Directors need not to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

        A notice, or waiver of notice, need not specify the purpose of any meeting of the Board of Directors.

        A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting to another time or place shall be given, in the manner described above, to the Directors who were not present

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at the time of the adjournment  and, unless such time and place are announced at the meeting, to the other Directors.

        SECTION 6. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the Chief Executive Officer, the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 7. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed with or without cause by vote of the stockholders.

        SECTION 8. NEWLY  CREATED  DIRECTORSHIP  AND  VACANCIES.  Newly  created
Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board of Directors for any reason except the removal of Directors by stockholders may be filled by vote of a majority of the Directors then in office, although less than a quorum exists. Vacancies occurring as a result of the removal of Directors by stockholders shall be filled by the stockholders. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor.

        SECTION 9. EXECUTIVE AND OTHER COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees each consisting of one or more Directors and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

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               (1) The  submission  to  stockholders  of any  action  that needs stockholders' approval;

               (2) The amendment of the Certificate of Incorporation;

               (3) The filling of vacancies in the board or in any committee;

               (4) The fixing of compensation of the Directors for serving on the Board or on any committee;

               (5) The amendment or repeal of the By-laws, or the adoption of new By-laws;

               (6) The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable;

               (7) The removal or indemnification of Directors; or unless the resolution, these By-laws or the Certificate of Incorporation otherwise provide;

               (8) The declaration of a dividend;

               (9) The issuance of stock; or

               (10) The adoption of a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law.

        The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

        Unless a greater proportion is required by the resolution designating a committee, a majority of the entire authorized number of members of such committee shall constitute a

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quorum  for the  transaction  of  business,  and the vote of a  majority  of the members present at a meeting at the time of such vote, if a quorum is then present, shall be the act of such committee.

        Each such committee shall serve at the pleasure of the Board of Directors.

        SECTION 10. COMPENSATION OF DIRECTORS. The Board of Directors shall have authority to fix the compensation of Directors for services in any capacity.

                                   ARTICLE III

                                    OFFICERS

        SECTION 1. OFFICERS; SECURITY. The Board of Directors, as soon as may be practicable after the annual election of Directors, shall elect a Chairman of the Board, one or more Vice Chairmen, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents (including an Executive Vice President, if the board so determines), a Treasurer and a Secretary, and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

        SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

        SECTION 3. COMPENSATION. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

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        SECTION 4. TERM OF OFFICE AND REMOVAL.  Each  officer  shall hold office for the term for which he is elected or appointed or until his earlier resignation or removal. Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer, his term of office shall extend to and expire at the meeting of the Board following the next annual meeting of stockholders. Any officer may be removed by the Board, with or without cause, at any time. Removal of an officer without cause shall be without prejudice to this contract rights, if any, and the election or appointment of an officer shall not of itself create contract rights under these By-laws or otherwise.

        SECTION 5.    POWER AND DUTIES.

               (a) Chairman of the Board: The Chairman of the Board shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, of the stockholders and shall have such powers and duties as the Board of Directors or Chief Executive Officer assigns to him.

               (b) Chief Executive Officer: The Chief Executive Officer of the Corporation shall be responsible for the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also preside at all meetings of the stockholders.

               He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall counsel freely with the President and shall exercise such other powers,

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shall perform such other duties and have such other  responsibilities  as may be given from time to time by the Board of Directors or the By-laws of the Corporation.

               (c) President: The President shall have responsibility for general operation of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors or Chief Executive Officer are carried into effect. In the absence of the Chairman of the Board or a Vice-Chairman or in the event of their inability or refusal to act, the President shall perform the duties and exercise the powers of the Chairman of the Board. The President shall perform such other duties and have such other responsibilities as from time to time may be determined by the Board of Directors.

               (d) Chief Operating Officer: The Chief Operating Officer shall have responsibility for overseeing the day to day operations of the Corporation and such other responsibilities as the Chief Executive Officer or the President may from time to time prescribe.

               (e) Chief Financial Officer: The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

               He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the President and the Board of Directors, at its

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regular meetings,  or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

               If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

               (f) Treasurer and Assistant Treasurer: The Treasurer shall have such responsibilities as the Chief Financial Officer may from time to time prescribe. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or of there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Financial Officer may from time to time prescribe.

               (g) Vice-Presidents: The Vice-Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election, during the absence or disability of or refusal to act by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

               (h) Secretary and Assistant Secretary: The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of

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the  meetings of the  Corporation  and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

               The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

        SECTION 6. BOOKS TO BE KEPT. The Corporation shall keep (a) correct and complete books and records of account, (b) minutes of the proceedings of the stockholders, Board of Directors and any committees of Directors, and (c) a current list of the Directors and officers and their residence addresses; and the Corporation shall also keep at its office or at the office of its transfer agent or registrar if any, a record containing the names and addresses of all

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stockholders,  the  number  and class of shares  held by each and the dates when they respectively became the owners of record thereof.

        The Board of Directors may determine whether and to what extent and at what times and places and under what conditions and regulations any accounts, books, records or other documents of the Corporation shall be open to inspection, and no creditor, security holder or other person shall have any right to inspect any accounts, books, records or other documents of the Corporation except as conferred by statute or as so authorized by the Board.

        SECTION 7. CHECKS, NOTES, ETC. All checks and drafts on, and withdrawals from the Corporation's accounts with banks or other financial institutions, and all bills of exchange, notes and other instruments for the payment of money, drawn, made, endorsed, or accepted by the Corporation, shall be signed on its behalf by the person or persons thereunto authorized by, or pursuant to resolution of, the Board of Directors.

                                   ARTICLE IV

                       FORMS OF CERTIFICATES AND LOSS AND

                               TRANSFER OF SHARES

        SECTION 1. FORMS OF SHARE CERTIFICATES. The shares of the Corporation shall be represented by certificates, in such forms as the Board of Directors may prescribe, signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or

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registered by a registrar  other than the  Corporation or its employee.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        Each certificate representing shares issued by the Corporation shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares, if more than one, authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

        Each certificate representing shares shall state upon the face thereof:

               (1) That the Corporation is formed under the laws of the State of Delaware;

               (2)  The name of the person or persons  to whom  issued;  and

               (3) The number and class of shares, and the designation of the series, if any, which such certificate represents.

        SECTION 2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable on the record of stockholders upon presentment to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or on a separate accompanying document, together with such

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evidence of the payment of transfer taxes and compliance  with other  provisions of law as the Corporation or its transfer agent may require.

        SECTION 3. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. No certificate for shares of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or wrongfully taken, except, if and to the extent required by the Board of Directors, upon:

               (1) Production of evidence of loss, destruction or wrongful taking;

               (2) Delivery of a bond indemnifying the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, destruction or wrongful taking of the replaced certificate or the issuance of the new certificate;

               (3) Payment of the expenses of the Corporation and its agents incurred in connection with the issuance of the new certificate; and

               (4) Compliance with such other reasonable requirements as may be imposed.

                                    ARTICLE V

                                  OTHER MATTERS

        SECTION 1. CORPORATE SEAL. The Board of Directors may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

        SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the 12 months ending December 31 or such other period as may be fixed by the Board of Directors.

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        SECTION  3.  AMENDMENTS.  By-laws  of the  Corporation  may be  adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-laws may also be adopted, amended or repealed by the Board of Directors, but any By-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided.

        If any By-law regulating an impending election of Directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of Directors they By-law so adopted, amended or repealed, together with a concise statement of the changes made.

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